EXHIBIT 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (“Termination Agreement”) is entered into as of April 25, 2008, by and between Howard Weingrow (the “Optionee”) and Medis Technologies Ltd., a Delaware corporation (the “Company”). The Optionee and the Company shall individually be known herein as a “Party”, and collectively, the “Parties”.

WHEREAS, the Optionee and the Company are parties to those certain Option Agreements (collectively, the “Option Agreements”) relating to the grant of options listed on Exhibit A attached hereto (the “Options”).

WHEREAS, the Parties wish to cancel the Options and terminate the Option Agreements and all obligations of the Parties thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    Upon execution of this Termination Agreement, the Options shall be cancelled and the Option Agreements shall be terminated and cancelled and be of no further force or effect.

2.    Each Party hereby waives, releases, acquits, and forever discharges the other Party and its respective agents, representatives, officers, directors, and employees from any and all claims, causes of action, liability or damages of any kind, whether past or present, known or unknown, real or imagined, asserted or unasserted, foreseen or unforeseen that each Party could have asserted in connection with the Option Agreements.

3.    Each Party represents and warrants that it has not assigned, transferred, or disposed of, in any manner, any interest (either in whole or in part) in any claims, causes of action, liability or damages that are the subject of Section 2 above.

4.    This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws provisions thereof. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

[SIGNATURE PAGE TO TERMINATION AGREEMENT]

IN WITNESS WHEREOF, each Party has caused this Termination Agreement to be executed by it or its duly authorized representative as of the date first set forth above.

MEDIS TECHNOLOGIES LTD. By: /s/ Robert K. Lifton Name: Robert K. Lifton Title: Chairman and CEO /s/ Howard Weingrow Howard Weingrow

Exhibit A

Options

Exercise Price	13.08	14.93	20.98	Total
Date issued	3-Nov-04	26-Aug-05	18-Jul-06
Date Vested	3-Nov-05	29-Dec-05	18-Jul-07
Expiration Date	3-Nov-08	26-Aug-09	18-Jul-10
Number of options to be cancelled:
Howard Weingrow	31,000	60,000	80,000	171,000